                                                                   EXHIBIT 10.10

                               INTEROFFICE MEMO

TO:           THERAL MACKEY
              LINDA BARTENFIELD

FROM:         JACK SHARPE

DATE:         SEPTEMBER 23, 1996

SUBJECT:      NEW WAREHOUSE - NORTHEAST REGION

--------------------------------------------------------------------------------

During the month of December of this year or January, 1997, we will move from our current New Jersey warehouse to a larger warehouse.

We are in the process of signing a new lease as follows:

     LOCATION:         100 Alexander Ave., Industrial Park
                       Pompton Plains,  NJ

     EFFECTIVE DATE:   January 01, 1997

     TERMS:            7 1/2 years with right to cancel in 5 years.

     OPTIONS:          One for 2 1/2 years, one for 5 years - Total 7 1/2 years

     SIZE:             Total 164,437 sq. ft., initially we will only occupy
                       98,137 sq. ft.

     LANDLORD:         Westend Road Associates
                       C/O The Opper Group
                       1460 Valley Road
                       P.O. Box 559
                       Wayne, NJ 07474-0559

     RENT:             BASE               = $28,623.29    For January, 1997
                       DEPOSIT            = $28,623.29
                                            ----------
                       TOTAL              = $57,246.58    Due 09/23/96
                                            ==========
                       ADDITIONAL DEPOSIT =  28,623.29        09/25/96

                                     LEASE


                                    Between


                           WEST END ROAD ASSOCIATES,
                           a New Jersey Partnership

                                   Landlord


                                      and


                           MOHAWK INDUSTRIES, INC.,
                            a Delaware Corporation

                                    Tenant



                          Dated:  September 23, 1996



                         SILLS CUMMIS ZUCKERMAN RADIN
                        TISCHMAN EPSTEIN & GROSS, P.A.
                               The Legal Center
                             One Riverfront Plaza
                         Newark, New Jersey 07102-5400

                               TABLE OF CONTENTS
                               -----------------

Section
-------
               Premises
   1           Term
   2           Rent
   3           Proportionate Share
   4           Additional Rent
   5           Operating Costs
   6           Landlord's Obligations
   7           Intentionally Omitted
   8           Net Lease
   9           Additional Space
  10           Purpose
  11           Default in Payment of Rent -
                  Abandonment of Premises -
                  Relating
  12           Subletting and Assignment
  13           Condition of Premises; Repairs -
                  Clean and Sanitary and Repairs
  14           Utilities, Services, Costs, Expenses, Taxes
  15           Mechanics' Liens
  16           Non-Liability of Landlord - Landlord Indemnity
  17           Liability Insurance
  18           Tenant's Own Insurance
  19           Mutual Waiver of Subrogation
  20           Failure to Obtain Insurance
  21           Unavailability of Fire Insurance
  22           Right to Inspect and Exhibit
  23           Total or Partial Destruction
  24           Laws and Ordinances
  25           Signs
  26           Priority of Fee Mortgages
  27           Security Deposit - First Month's Rent
  28           Rules and Regulations
  29           Tenant's Violation of Terms - Re-entry by
               Landlord
  30           Notices
  31           Entire Agreement; No Oral Changes
  32           Insolvency of Tenant
  33           Eminent Domain; Condemnation
  34           Delivery of Lease
  35           Lease Provisions Not Exclusive
  36           Heirs, Etc.
  37           Date of Possession
  38           Real Estate Taxes
  39           Tax Appeals by Landlord
  40           Quiet Enjoyment
  41           Reservation of Title
  42           Outside Storage
  43           Certificate of Occupancy
  44           Holding Over
  45           Consents to Defaults
  46           Payments in Event of Default
  47           Financial Statements
  48           Table of Contents and Marginal Notes
  49           Broker
  50           Accord and Satisfaction
  51           Consents
  52           Hazardous Substances
  53           Negotiated Agreement
  54           Processing Charge
  55           Mortgagee Protection Clause
  56           Interpretation
  57           Right of First Refusal
  58           Modifications Requested by Mortgagee
  59           Intentionally Omitted

  60           Renewal Options
  61           Cancellation Option
  62           Parties Duly Authorized
  63           Septic System
               Signatures
               Schedule "A"  -   Description of Premises
               Schedule "B"  -   Roof Work
               Schedule "C"  -   Landlord Alteration
               Schedule "D"  -   Letter from James C. Anderson
                                  Associates, Inc.
               Schedule "E"  -   Letter from The Whitman
                                      Companies, Inc.

                                     LEASE
                                     -----

     THIS AGREEMENT, entered into this 23 day of September, 1996, between WEST END ROAD ASSOCIATES, a New Jersey Partnership, having offices c/o The Opper Group, 1460 Valley Road, P.O. Box 559, Wayne, New Jersey 07474-0559, hereinafter referred to as "Landlord", and MOHAWK INDUSTRIES, INC., a corporation of the State of Delaware, having offices at 2001 Antioch Road, Dalton, Georgia 30721, hereinafter referred to as "Tenant".


                             W I T N E S S E T H:

     PREMISES:  Landlord hereby demises and leases unto Tenant and Tenant hereby
     --------
hires and takes from Landlord, for the term and upon the rentals, terms and conditions hereinafter specified, the premises described on Schedule "A" (the "Premises") consisting of the entire building (the "Building") containing approximately 164,437 square feet of space and the common areas appurtenant thereto located at 100 Alexander Avenue Industrial Park, Pompton Plains, New Jersey (the "Park") ; provided, however, that until the approximately 62,000 square feet of the Park presently occupied by 3B Trucking (the "3B Space") and the approximately 4,300 square feet of the Park presently occupied by Peridot (the "Peridot Space") become part of the Premises pursuant to Section 9 below, Tenant's rights with respect to the common areas of the Park shall be limited to a right of access to the Premises and all common areas of the Park, including all trailer parking, together with thirty (30) designated parking spaces in the front of the Park. The Premises are to be delivered in the "AS IS" condition as of the date hereof, subject to normal wear from the date hereof to the date of delivery of the Premises (or respective part thereof), except that (a) Landlord shall cause the work set forth on Schedule "B" to be undertaken to the roof of the Building, so that the roof is to be delivered free of leaks and in good repair, (b) all mechanicals (i.e. heating, ventilating, air conditioning, electrical and plumbing) are to be in good working order (and the heating system is to be in good working order at the beginning of the heating season), (c) the parking area and loading area are to be delivered in good condition, with patching or paving where needed, and with adequate drainage so that there are no large areas of freestanding water, and (d) broken glass is to be replaced, (e) all light fixtures are to be in working order, (f) the exterior of the Building is to be painted, (g) the oil water separator is to be pumped,
(h) Landlord shall complete all of the alterations set forth on Schedule "C" (the "Landlord Alteration") , and (i) Landlord shall spend up to an aggregate of Ten Thousand ($10,000.00) Dollars as directed by Tenant on account of repairs, alterations and/or renovations to the Premises not delineated in (a) through (h) above.

     The Premises, the 3B Space and the Peridot Space may, at Tenant's option to be exercised prior to January 1, 1997, be measured by a licensed engineer or architect reasonably acceptable to Landlord, in which event the Basic Rent (as defined in Section 2 below) and Tenant's Proportionate Share (as defined in
Section 3 below) shall be adjusted to reflect the square footages as certified by such engineer or architect. Tenant shall be responsible for the payment of the fees of the engineer or architect.

     SECTION 1:  TERM:
     ----------------

     The term of this demise shall be seven (7) years and six (6) months beginning on January 1, 1997 and ending at midnight on June 30, 2004 (the "Term"), subject, however, to the terms contained herein. Notwithstanding the foregoing, Tenant may occupy the Premises commencing on November 1, 1996, and in consideration therefore, Tenant shall comply with all of the terms and provisions of the Lease for the period from November 1, 1996 through December 31, 1996. In no event, however, shall Tenant be obligated to pay Rent (as defined below) with respect to the 3B Space and/or the Peridot Space for any period of time prior to January 1, 1997, regardless of whether Tenant occupies the 3B Space and/or the Peridot Space at any time prior to January 1, 1997.

     SECTION 2: RENT:
     ---------------

     The basic rent during the Term of this Lease ("Basic Rent") shall be Four Million Five Hundred Sixty-three Thousand One Hundred Twenty-six and 75/100 ($4,563,126.75) Dollars. The Basic Rent from January 1, 1997 through December 31, 2001 shall accrue at an annual rate of Five Hundred Seventy-five Thousand Five Hundred Twenty-nine and 50/100 ($575,529.50) Dollars and be payable in equal monthly installments of Forty-seven Thousand Nine Hundred Sixty and 79/100 ($47,960.79) Dollars; and the Basic Rent from January 1, 2002 through June 30, 2004 shall accrue at an annual rate of Six Hundred Seventy-four Thousand One Hundred Ninety-one and 70/100 ($674,191.70) Dollars and be payable in equal monthly installments of Fifty-six Thousand One Hundred Eighty-two and 64/100 ($56,182.64) Dollars. Notwithstanding the foregoing, if any time during the Term either the 3B Space and/or the Peridot Space is, not part of the Premises, then for that period of time, Tenant shall receive a credit against the Basic Rent for the square footage of such space(s) not leased at the rate of $3.50 per square foot per annum for the first 5 years of the initial Term, $4.10 per square foot per annum for the last 2 years and 6 months of the initial Term, and the rates set forth in Section 60(c) below for the two renewal terms. Each monthly installment of Basic Rent shall be paid and be payable in equal monthly installments on or before the first day of each month, in advance, at the office of Landlord or at such other place as shall be designated by Landlord, without any prior notice or demand therefor and without any deduction, abatement or set-off for any reason whatsoever.

     The Basic Rent and any additional rent are hereinafter referred to as "Rent".

     SECTION 3: PROPORTIONATE SHARE:
     ------------------------------

     For the purposes of this Lease, Landlord and Tenant agree that the Premises constitute 100% of the Park ("Proportionate Share") , except as follows:

     (a) So long as the Premises excludes both the 3B Space and the Peridot Space, the Proportionate Share shall be 60%;

     (b) So long as the Premises excludes the 3B Space but includes the Peridot Space, the Proportionate Share shall be 62.3%; and

     (c) So long as the Premises excludes the Peridot Space but includes the 3B Space, the Proportionate Share shall be 97.4%.

     SECTION 4: ADDITIONAL RENT:
     --------------------------

     Tenant shall pay, as Additional Rent, its Proportionate Share of all of the Operating Costs as defined in Section 5 of this Lease. So long as Tenant is paying all of the Operating Costs and the Premises exclude the 3B Space and/or the Peridot Space, Tenant shall receive a credit against the Basic Rent and/or additional rent such that the net result is that it is only paying its Proportionate Share of Operating Costs. However, notwithstanding anything to the contrary, Landlord shall continue to pay taxes and charge Tenant for its Proportionate Share as set forth in Section 5 below.

     SECTION 5: OPERATING COST:
     -------------------------

     Operating Costs, for the purposes of this Lease, shall mean the aggregate of all expenses of operating the common areas of the Park and its appurtenances and shall include, but shall not be limited to, the following: all expenses for maintaining, operating and repairing the Park and its appurtenances, including the expenses of normal replacement of worn out equipment, facilities and installations; the cost of electricity, water, and other utilities; security; gardening and other landscaping; snow removal (notwithstanding anything to the contrary, Tenant shall undertake all snow removal in the Park at its sole cost, regardless of whether it occupies the entire Park, and if

Tenant's Proportionate Share is less than 100% at the time it undertakes any snow removal, Tenant shall receive a credit against the Basic Rent and/or additional rent which is a percentage of the cost of such snow removal equal to the difference between 100% and Tenant's Proportionate Share; however, such credit shall not duplicate any portion of the credit described in Section 4 above allocable to snow removal); maintenance and repair of the parking lot; fire insurance, liability insurance and rent insurance (if Tenant defaults under any provision of this Lease, or if Landlord's mortgagee so requires, Tenant's Proportionate Share of such insurance costs shall be payable monthly to Landlord in an amount equal to one-twelfth (1/12th) of the annual insurance costs); taxes as defined in Section 38 of this Lease (if Tenant defaults under any provision of this Lease, or if Landlord's mortgagee so requires, Tenant's Proportionate Share of such taxes shall be payable monthly to Landlord in an amount equal to one-twelfth (1/12th) of the annual taxes); painting; supplies; sales or use taxes on supplies or services; the charges of any independent contractor who performs or does any of the work of operating, maintaining, or repairing the Park and its appurtenances; and any other expenses or charges of any nature whatsoever, whether or not herein mentioned, which is in accordance with sound accounting and management principles generally accepted with respect to the operation of a first-class industrial park, would be considered as Operating Costs.

     Operating Costs shall not include, however, those matters described as Landlord's obligations in Section 6 below, executive salaries, leasing commissions, depreciation, interest on and amortization of mortgages, franchise, income and other taxes based upon the income of Landlord, provided the same shall not have been levied as a substitute for real property taxes and shall not include any items otherwise constituting such expense to the extent payment therefor is received from, or payable by, another tenant of the Park.

     SECTION 6: LANDLORD'S OBLIGATIONS:
     ---------------------------------

     Landlord shall, at its own expense, make all structural repairs, to include replacement and major repairs of structural beams and columns, foundation and building slab, and any required replacement, maintenance and repairs to the roof, unless such replacement, maintenance and/or repairs are necessitated by negligence, acts or omissions of Tenant, its servants, agents or employees, in which event said replacement, maintenance and/or repairs shall be made by Landlord upon reasonable prior notice to Tenant at Tenant's expense.

     SECTION 7: INTENTIONALLY OMITTED.
     --------------------------------

     SECTION 8: NET  LEASE:
     ---------------------

     This Lease is a net lease and the Basic Rent shall be absolutely net to Landlord so that, except as expressly provided in this Lease, this Lease shall yield, net, to Landlord, the Basic Rent during the Term.

     SECTION 9: ADDITIONAL SPACE:
     ---------------------------

     Once the 3B Space becomes vacant, Landlord shall notify Tenant in writing, and the 3B Space shall be deemed part of the Premises upon the first to occur of
(a) the thirtieth (30th) day following such notice from Landlord to Tenant, but in no event earlier than the day after 3B Trucking vacates the 3B Space and same is available for occupancy, or (b) Tenant's occupancy of all or part of said space; provided, however, that Tenant shall have the right to require that Landlord notify 3B Trucking to vacate said space on 30 days prior written notice, in which event the 3B Space shall be deemed part of the Premises upon 3B Trucking surrendering and delivering possession of same to Landlord; provided, however, that except in the event of a default by 3B Trucking under its lease, Landlord may not, without Tenant's consent, notify 3B Trucking to vacate the 3B Space. Once the Peridot Space becomes vacant (Peridot is obligated to vacate said space on or before April 30, 1998), Landlord shall notify Tenant in writing, and the Peridot Space shall be deemed part of the Premises on the first to occur of
(a) the thirtieth (30th) day following such notice from Landlord to Tenant, but in no event earlier than the day after Peridot vacates the Peridot Space and same is available for occupancy, or (b) Tenant's occupancy of all or part of the Peridot Space. When both spaces become part of the Premises, the Premises shall consist of the entire Park, and Tenant shall be responsible for, and shall directly pay for, all of the Operating Costs of the Park, except as set forth in the last sentence of Section 4 above, and except as limited by Section 6 above; provided, however, that Landlord shall have the right to continue to provide, at Tenant's cost, the insurance coverage constituting a part of Operating Costs, unless Tenant is able to provide insurance coverage in amounts no less than that carried by Landlord, insuring against the same liabilities, by a carrier duly authorized in New Jersey and having a Best's (or similar) rating comparable to that of Landlord's carrier, and which policies shall provide Landlord no less than thirty (30) days prior written notice of cancellation, in which event Tenant may maintain and pay for such insurance coverage as part of Operating Costs.

     SECTION 10:  PURPOSE:
     --------------------

     Tenant covenants and agrees to use the Premises for a distribution and trucking facility, which, however, shall not include the use of red-labeled material, and further agrees not to use or permit the Premises to be used for any other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     SECTION 11:  DEFAULT IN PAYMENT OF RENT - ABANDONMENT
     -----------------------------------------------------
                  OF PREMISES - RELETTING:
                  -----------------------

     Tenant shall, without any previous demand therefor, pay to Landlord, or its agent, the Rent and at the times and in the manner herein provided. In the event of the non-payment of the Rent, or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for five (5) days following written notice from Landlord to Tenant of such non-payment, or if Tenant shall be dispossessed for non-payment of Rent, or if the Premises shall be deserted or vacant, Landlord or its agents shall have the right to and may enter the Premises as the agent of Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may, but shall not be under any obligation to, relet the Premises as the agent of Tenant, and receive the rent therefor, upon such terms as shall be reasonably satisfactory to Landlord, and all rights of Tenant to repossess the Premises under this Lease shall be forfeited. Such re-entry by Landlord shall not operate to release Tenant from any Rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, Landlord shall be authorized to make such reasonable repairs or alterations in or to the Premises as may be reasonably necessary to place the same in the condition they were at the commencement of the term. Tenant shall be liable to Landlord for the reasonable cost of such repairs or alterations and all reasonable expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the Rent provided in this Lease, Landlord, at its option, may require Tenant to pay such deficiency month by month, or may hold Tenant in advance for the entire deficiency to be realized during the term of the reletting. Tenant shall not be entitled to any surplus accruing as a result of the reletting. Landlord shall have the right, as agent of Tenant, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the Premises after Tenant has vacated or abandoned the Premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. Tenant agrees to pay, as additional rent, all reasonable attorney's fees and other expenses incurred by Landlord in enforcing Tenant's obligation to pay Rent or any other default of Tenant, whether or not a trial ensues.

     SECTION 12: SUBLETTING AND ASSIGNMENT:
     -------------------------------------

     Tenant shall not, without first obtaining the written consent of Landlord, assign, mortgage, pledge or encumber this Lease in whole or in part, or sublease the Premises or any part thereof, which consent shall not be unreasonably withheld. This covenant shall be binding upon the legal representatives of Tenant and on every person to whom Tenant's interest under this Lease passes by operation of law, but shall not apply to an assignment or subletting to the parent or another subsidiary of the parent or an affiliated corporation of the parent or a corporation under the same control as the parent, or a division of the parent, or the sale of Tenant's business including its equipment, or its transfer of its leasehold interest occasioned by a consolidation or merger involving Tenant so long as the net worth after such consolidation or merger is equal to or greater than the net worth of Tenant prior to such consolidation or merger. At the time Tenant makes a request to Landlord to assign or sublet the Premises, Tenant shall disclose all documents relating to the proposed assignment or sublease and all documents relating to the sale of Tenant's assets, including without limitation the financial statements of the proposed assignee or sublessee, the financial statements of Tenant, and the proposed sublease or assignment. In the event Landlord shall consent to an assignment or subletting, that fact shall not relieve Tenant from the obligations or liabilities of this Lease nor relieve Tenant from obtaining the consent of Landlord in the event of a further assignment or subletting.

     In the event that Tenant requests such an assignment or subletting except to the parent or another subsidiary of the parent or an affiliated corporation of the parent or a corporation under the same control as the parent or to a division of the parent, or the sale of Tenant's business including its equipment, or its transfer of its leasehold interest occasioned by a consolidation or merger involving Tenant so long as the net worth after such consolidation or merger is equal to or greater than the net worth of Tenant prior to such consolidation or merger, Landlord reserves the right to (a) approve said assignment or subletting without releasing Tenant from any liability pursuant to this Lease, or (b) with respect to an assignment or a sublease of at least fifty (50%) percent of the floor space of the Premises, to terminate this Lease, take back the Premises and release Tenant from the obligation to further perform under the terms and conditions of this Lease, or (c) withhold its consent (but not unreasonably) to said assignment or subletting. Landlord shall have twenty (20) days from receipt of request for such assignment or subletting all information required hereunder in which to notify Tenant of its decision and shall notify Tenant in writing within said period of its decision. Landlord may enter into lease negotiations directly with such proposed subtenant (but only if the proposed sublease is for at least fifty (50%) percent of the floor space of the Premises) or such proposed assignee. Notwithstanding that Tenant shall remain primarily liable under this Lease, any assignment or sublease consented to by Landlord shall provide that such assignee or sublessee shall assume all of the obligations of Tenant hereunder. Tenant shall, at its expense, strictly enforce the terms and conditions of this Lease against such assignee or sublessee. If Tenant is in a payment default under this Lease, then on demand, any assignee or subtenant shall make payments directly to Landlord. If Landlord consents to any assignment or sublease where its consent is required hereunder, Tenant shall pay to Landlord, as Additional Rent, all consideration received by Tenant for any assignment, and all profit (determined on a dollar per square foot basis) received by Tenant on any sublease transaction, net of tenant improvements required to be made in connection therewith, broker's fees reasonable legal fees, advertising and any other reasonable direct costs relating to the assignment or sublease.

     Notwithstanding anything to the contrary, except in the event of an assignment or subletting in connection with the sale of Tenant's business to a third party, Landlord shall have the absolute right to disapprove any assignment or subletting where the proposed assignee or subtenant has an S.I.C. number subject to the provisions of ISRA (as defined in Section 52 below) or where the proposed use would, in Landlord's reasonable judgment, subject the Premises to ISRA mandated cleanup obligations.

     SECTION 13: CONDITION OF PREMISES: REPAIRS-CLEAN AND SANITARY AND REPAIRS:
     --------------------------------------------------------------------------

     Tenant shall keep the Premises in good condition, repair and appearance. Tenant shall quit and surrender the Premises at the end of the Term in good condition, reasonable wear and tear excepted, and shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, in the event Landlord does consent to Tenant's making any alterations, additions or improvements, Landlord reserves the right, thirty (30) days prior to the end of the Term, to demand that Tenant remove said alterations or improvements or leave same; provided, further, that Tenant may, without Landlord's consent, convert the offices so designated on Schedule "A" to warehouse use, without the obligation to restore same to office use at or prior to the end of the Term. In the event that Landlord requires the removal of said alterations or improvements, then Tenant shall restore the Premises to their condition prior to the installation of said additions or improvements. All erections, alterations, additions and improvements, which are permanent in character, which may be made upon the Premises either by Landlord or Tenant, except furniture or movable fixtures, machinery and equipment installed at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to Tenant, unless Landlord has required their removal as aforesaid. Tenant further agrees to keep the Premises and all parts thereof, including, but not limited to, the loading docks, electrical wiring, plumbing and heating, ventilating and air conditioning equipment, platforms, windows, walkways, exits and entrances to the Premises, in a clean and sanitary condition and free from trash, snow, ice, inflammable materials and other objectionable matter.

     SECTION 14: UTILITIES, SERVICES, COSTS, EXPENSES, TAXES:
     -------------------------------------------------------

     (a) Tenant shall furnish heat and air conditioning at its own cost and expense.

     (b) Tenant shall repair all utility, ventilating, heating, air conditioning, electrical, gas and other utility lines within the Premises except if damage outside of the Premises is caused by the negligence, acts or omissions of Tenant, its agents, servants or employees, in which event Tenant shall likewise repair same outside of the Premises. Tenant shall replace, at its own expense, any and all glass which may be broken in and on the Premises.

     (c) Tenant shall pay all costs for electricity, water, standby sprinkler charges, repairs to the sprinkler system, gas and other utilities and services consumed by it.

     (d) In the event that any utility deposits are necessary, Tenant shall pay said deposits to the utility company.

     SECTION 15: MECHANICS' LIENS:
     ----------------------------

     In the event that any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by Tenant, Tenant shall, within ten (10) days after receiving notice from Landlord, remove said lien or post any bond which may be required, which bond shall be with adequate surety. In the event that Tenant fails to file a bond as set forth above, then Landlord may, at its option, terminate this Lease and may pay said lien, without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord the total expense incurred by Landlord in discharging said lien, as additional rent.

     SECTION 16: NON-LIABILITY OF LANDLORD - LANDLORD INDEMNITY:
     ----------------------------------------------------------

     (a) Landlord shall not be liable or responsible for the loss of or damage to property, or injury to persons, including Tenant, occurring in or about the Premises or the Park by reason of any existing or future condition, defect, matter or thing in the Premises or the Park or for the acts, omissions or negligence of other persons or tenants in and about the Park, or for acts or omissions or defects in design or construction caused by the contractor or any subcontractors responsible for the construction of or repairs or alterations to the Park or the Premises. Tenant agrees to indemnify and save Landlord harmless from all claims and liability for loss of or damage to property, or injuries to persons occurring in or about the Premises or the Park due to the negligent acts or omissions of Tenant, its servants, agents, employees or invitees. Tenant's obligation pursuant to this Section 16 (a) shall be satisfied provided that it obtains insurance as set forth in Section 17.

     (b) The liability of Landlord shall in any event be limited to its interest in the Park and Tenant agrees that, in the event of any claim or action against Landlord, Tenant shall not look to any assets of Landlord or any of its partners other than the Park.

     SECTION 17: LIABILITY INSURANCE:
     -------------------------------

     Tenant, at its cost, shall maintain public liability and property damage insurance with liability limits of not less than Five Million ($5,000,000) Dollars of Combined Single Limit insuring against all liability of Tenant, its agents, servants and employees arising out of and in connection with Tenant's use of the Premises and the Park. All of the aforesaid insurance shall insure both Tenant and Landlord, who shall be named as co-insureds, and Tenant shall deliver to Landlord, ten (10) days prior to the expiration of said policy, a renewal thereof.

     SECTION 18: TENANT'S OWN INSURANCE:
     ----------------------------------

     Tenant may effect, for its own account, any insurance not required under the provisions of this Lease, but any insurance effected by Tenant on the Premises, whether or not required pursuant to this Lease, shall be for the mutual benefit of Landlord and Tenant and shall be subject to all provisions of this Lease.

     SECTION 19: MUTUAL WAIVER OF SUBROGATION:
     ----------------------------------------

     It is covenanted and agreed by and between the parties hereto that Tenant shall relieve Landlord of all liability for loss or damage to Tenant's property, whether real or personal, caused by fire and/or the perils covered in a standard form fire insurance policy with Extended Coverage, due to any acts of commission or omission of Landlord; and Landlord shall relieve Tenant of all liability for loss or damage to Landlord's property, whether real or personal, caused by fire and/or the perils covered in a standard form fire insurance policy with Extended Coverage, due to any acts of commission or omission of Tenant.

     SECTION 20: FAILURE TO OBTAIN INSURANCE:
     ---------------------------------------

     If any of the policies of insurance as in this Lease provided to be obtained and maintained by Tenant or Landlord cannot be obtained and/or kept in force through Tenant's fault, and Tenant shall fail to commence to cure, remedy and correct the condition which makes it impossible to obtain and keep in force said policies within fifteen (15) days after written notice given by Landlord to Tenant, and Tenant fails, neglects or refuses to proceed diligently to cure such condition, Landlord may terminate this Lease by giving at least fifteen (15) days' notice of such termination to Tenant, and this Lease shall terminate at the expiration of said fifteen (15) days with the same force and effect as if that were the original expiration date thereof, and Tenant shall be and remain liable to Landlord for all damages and losses suffered by it in the same manner as if this Lease were terminated for any other default of Tenant. In lieu of exercising such right of termination, Landlord may, at its option, obtain such policies at regular or increased rates and pay the premiums therefor, and Tenant shall reimburse Landlord for the amount of such premium upon demand, and, if not paid, the amount thereof, together with interest at two (2%) per cent per month, shall be added to the amount of the next month's rent as Additional Rent.

     SECTION 21: UNAVAILABILITY OF FIRE INSURANCE:
     --------------------------------------------

     If, because of Tenant's occupancy, it shall be impossible to obtain fire insurance on the Park in an amount and in the form and in fire insurance companies licensed in the State of New Jersey, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term thereof on giving to Tenant thirty (30) days' notice in writing of Landlord's intention so to do, and, upon the giving of such notice, this Lease and the Term thereof shall terminate and come to an end, and the parties shall have no liability from one to the other except for accrued obligations with respect to periods of time prior to the date of termination.

     SECTION 22: RIGHT TO INSPECT AND EXHIBIT:
     ----------------------------------------

     Landlord, or its agent, shall have the right to enter the Premises at reasonable hours in the day, and at night in the case of emergency, upon reasonable prior verbal notice (except in the case of emergency), to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, unless expressly set forth herein, on the part of Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the Premises a suitable "To Let" sign during the six (6) months prior to the expiration of the Term. For twelve (12) months prior to the expiration of the Term, Landlord, or its agents, may similarly exhibit the Premises to prospective tenants.

     SECTION 23: TOTAL OR PARTIAL DESTRUCTION:
     ----------------------------------------

     In the event of:

     (a) the total destruction of the Premises or the Park by fire, explosion, the elements or otherwise during the Term or previous thereto, or

     (b) such partial destruction thereof as to render the Premises wholly untenantable or unfit for occupancy, and, in the case of (a) or (b), should the Premises be so badly damaged that the same cannot be repaired within one hundred twenty (120) days from the happening of such damage, then and in such case the Term shall, at the option of Landlord or Tenant, to be exercised by notice to the other party sent within thirty (30) days from the date of such damage, cease and become null and void from the date of such damage or destruction, and Tenant shall immediately surrender the Premises and all Tenant's interest therein to Landlord, and shall pay Rent only to the time of such damage, in which event Landlord may re-enter and repossess the Premises thus discharged from this Lease and may remove all parties therefrom. If neither party exercises its option to cancel, or should the Premises be rendered untenantable and unfit for occupancy, but yet be repairable within one hundred twenty (120) days from the happening of said damage, Landlord shall enter and repair or rebuild the Premises as nearly as possible to their previous condition with reasonable speed and the Rent, to the extent hereinafter provided, shall continue to be paid while repairs are being made. The Rent accrued and accruing shall cease and determine if the Premises are totally unusable by Tenant, If a portion is usable, the Rent shall be reduced pro rata for the untenantable portion until the repairs are completed. Tenant shall immediately notify Landlord in case of fire or other damage to the Premises.

     SECTION 24: LAWS AND ORDINANCES:
     -------------------------------

     Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, state, county and municipal authorities applicable to the Premises, including the making of structural and non-structural alterations due to Tenant's occupancy. Tenant agrees not to do or permit to be done at any time during the Term anything in the Premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on the property kept therein, above the present rate.

     SECTION 25: SIGNS:
     -----------------

     No sign shall be affixed to or placed upon any exterior part of the Premises by Tenant, except in such manner, and of such size, design and color as shall be approved in advance by Landlord in writing, which consent shall not be unreasonably withheld.

     SECTION 26: PRIORITY OF FEE MORTGAGES:
     -------------------------------------

     This Lease shall be subject and subordinate to any present or future mortgages of the entire fee interest of the Park and any renewals, modifications, replacements or extensions thereof; provided, however, that as a condition to such subordination, Landlord shall obtain a standard form of nondisturbance agreement in favor of Tenant from the holders of all such mortgages. No further document shall be necessary to effect said subordination. Tenant shall, however, on demand of Landlord, execute, acknowledge and deliver to any mortgagee an agreement to attorn to such mortgagee as landlord if such mortgagee becomes landlord hereunder. If the holder of any mortgage of the entire fee interest of the land and building of which the Premises are a part requires that this Lease have priority over such mortgage. Tenant shall, upon request of such holder, execute, acknowledge and deliver to such holder an agreement acknowledging such priority.

     SECTION 27: SECURITY DEPOSIT - FIRST MONTH'S RENT:
     -------------------------------------------------

     (a) To secure the covenants and promises of Tenant contained herein, Tenant shall deposit with Landlord the sum of Fifty-seven Thousand Two Hundred Forty-six and 58/100 ($57,246.58) Dollars by check, subject to collection, as a security deposit (the "security deposit"). At any time that the Basic Rent increases hereunder, Tenant shall deposit with Landlord such additional sum so that the total security deposit shall equal two (2) months' Basic Rent then payable hereunder. The total sum shall be returned to Tenant without interest at the expiration of the Term provided Tenant has performed in accordance with the terms hereof. If Landlord applies any part of the security deposit to cure any default of Tenant, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the Term of this Lease. If, at the end of the Term, repairs are necessary to correct any condition beyond ordinary wear and tear, then the security deposit, or a portion thereof, may be used by Landlord to make such repairs and the balance remaining shall be returned to Tenant. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord. Tenant hereby waives any future law or laws which may require Landlord to segregate the security deposit or to pay interest on the security deposit.

     (b) Upon the execution hereof, Tenant shall pay to Landlord the first month's Basic Rent of Twenty-eight Thousand Six Hundred Twenty-three and 29/100 ($28,623.29) Dollars, which sum assumes that neither the 3B Space nor the Peridot Space will be part of the Premises as of January 1, 1997.

     (c) In the event that Landlord shall sell the Park, it shall deliver to the Purchaser the balance of the security deposit and notify Tenant of the balance delivered to the purchaser of the Park. After the sale, Tenant shall have no further claim against Landlord for the security deposit.

     SECTION 28: RULES AND REGULATIONS:
     ---------------------------------

     Reasonable rules and regulations regarding the Premises, including the walkways and parking areas, and the use thereof, which may hereafter be promulgated by Landlord, shall be observed by Tenant and Tenant's employees, agents and business invitees. Landlord reserves the right to rescind any rules promulgated hereafter, and to make such other and further rules and regulations as in its reasonable judgment may from time to time be desirable for the safety, care and cleanliness of the Premises and for the preservation of good order therein, which rules, when so made and reasonable notice given to Tenant, shall have the same force and effect as if originally made a part of this Lease. Such other and further reasonable rules shall not, however, be inconsistent with the proper and rightful enjoyment by Tenant of the Premises in the conduct of its business.

     SECTION 29: TENANT'S VIOLATION OF TERMS - RE-ENTRY BY LANDLORD:
     --------------------------------------------------------------

     In case of violation by Tenant of any of the covenants, agreements and conditions of this Lease (other than the nonpayment of Rent hereunder), or of the rules and regulations hereafter to be reasonably established by Landlord, and upon failure to discontinue such violation within twenty (20) days after notice thereof given to Tenant, unless a greater time is reasonably necessary to cure said violation, this Lease shall thenceforth, at the option of Landlord, become null and void, and Landlord may re-enter without further notice or demand. The Rent for the remainder of the Term in such case shall become due and be paid, and Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by Landlord of any violation or breach of condition by Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by Tenant before Landlord shall exercise its option under this Section operate to defeat the right of Landlord to declare this Lease null and void and to re-enter upon the Premises after the said breach or violation. Landlord shall have the option of correcting said default and charging the cost thereof to Tenant as additional rent, which shall be due and payable with the next rent payment.

     SECTION 30: NOTICES:
     -------------------

     All notices and demands, legal or otherwise, incidental to this Lease, or the occupancy of the Premises, shall be in writing. If Landlord or its agent desires to give or serve upon Tenant any notice or demand, it shall be sufficient to send a copy thereof by certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to Tenant at the Premises, and copies thereof to Tenant at the address at the beginning of this Lease, Attention: Jack Sharp, and to Schiffman, Berger, Abraham, Kaufman & Ritter, Attention: Robert L. Ritter, Esq., 25 Main Street, Court Plaza North, P.O. Box 568, Hackensack, New Jersey 07602-0568. Notices from Tenant to Landlord shall be sent by certified mail, return receipt requested, or by nationally recognized overnight courier, at the address at the beginning of this Lease and a copy thereof to Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A.,
Attention: Morris Yamner, Esq., One Riverfront Plaza, Newark, New Jersey 07102-5400 or to such other party or place as Landlord or Tenant may from time to time designate in writing. Notice shall be deemed given upon receipt or rejection as evidenced by the green certified mail receipt card or the records of the overnight courier, as the case may be.

     SECTION 31: ENTIRE AGREEMENT: NO ORAL CHANGES:
     ---------------------------------------------

     (a) There are no oral agreements between Landlord and Tenant and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and undertakings between Landlord and Tenant with respect to the subject matter hereof and none thereof shall be used to interpret or construe this Lease.

     (b) This Lease, including the exhibits hereto and any addenda hereto, sets forth all of the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises and the Park. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing, signed by them and mutually delivered between them.

     SECTION 32: INSOLVENCY OF TENANT:
     --------------------------------

     It is further agreed that if at any time during the Term of this Lease Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for Tenant, and the same is not dismissed within thirty (30) days, then Landlord may, at its option, terminate this Lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of Tenant or Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of Tenant or Tenant's legal representatives. Anything in this Section 32 to the contrary notwithstanding, if in any bankruptcy or reorganization proceedings the full rental due and payable to Landlord shall be paid and Tenant shall continue to observe all the other terms and conditions of this Lease, Landlord's right to terminate shall not be operative.

     SECTION 33: EMINENT DOMAIN; CONDEMNATION:
     ----------------------------------------

     If the entire Park or any substantial part thereof wherein the Premises are located, including Tenant's loading area, shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease shall terminate upon the taking of actual possession by the condemning authority and Tenant shall have no claim or interest in or to any award or damages for such taking. If proceedings for such taking are instituted by such authority, a deed given by Landlord in lieu of condemnation shall have the same effect as a taking by eminent domain or condemnation. Tenant shall have no claim or right to claim or be entitled to any portion of money as a result of such condemnation proceedings, and all rights of Tenant thereto, if any, are hereby assigned to Landlord; provided, however, that Tenant shall be entitled to receive an award
          --------  -------
for any personalty or trade fixtures which are taken and, in addition, Tenant shall be entitled to claim its moving expenses and any separate award for loss of business; provided, however, that no award to Tenant shall diminish the award of Landlord. Tenant hereby irrevocably assigns to Landlord any award which may be made for its unexpired leasehold interest.

     SECTION 34: DELIVERY OF LEASE:
     -----------------------------

     No rights are to be conferred upon Tenant until this Lease has been signed by Landlord and an executed copy of the Lease has been delivered to Tenant.

     SECTION 35: LEASE PROVISIONS NOT EXCLUSIVE:
     ------------------------------------------

     The rights and remedies of Landlord contained in this Lease are not intended to be exclusive but as additional to all other rights and remedies Landlord would otherwise have by law.

     SECTION 36: HEIRS, ETC.:
     ----------------------

     All of the terms, covenants and conditions of this Lease shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and assigns of the parties hereto, except as provided in Section 12 hereof.

     SECTION 37: DATE OF POSSESSION:
     ------------------------------

     Landlord shall not be liable for failure to give possession of the Premises upon the commencement date by reason of the fact that the Premises are not ready for occupancy, or due to a prior tenant wrongfully holding over or any other person wrongfully in possession, or because of Landlord's failure to complete the Landlord Alteration, or for any other reason; in such event, the Rent shall not commence until possession is given or is available. Landlord shall make reasonable efforts to remove all persons wrongfully in possession as soon as possible, and shall undertake the Landlord Alteration in a workmanlike and diligent manner.

     SECTION 38: REAL ESTATE TAXES:
     -----------------------------

     The term "real estate taxes" shall mean all taxes imposed on the Park, special assessments, water and sewer charges and other governmental charges not levied against the land and buildings. If the system of taxation shall be changed during the term of this Lease, or any extension thereof, so that in lieu of, or in addition to, the regular municipal real estate taxes now assessed or levied against real property, a tax shall be imposed on such rental income or rental value, or on some other basis, and Landlord shall be burdened in part or in whole with such additional tax or taxes, Tenant shall pay or reimburse Landlord its Proportionate Share of the amount of such substitute or additional tax or taxes. If Landlord and Tenant cannot agree on such computation, the matter shall be submitted to arbitration in Newark, New Jersey in accordance with the rules of the American Arbitration Association.

     SECTION 39: TAX APPEALS BY LANDLORD:
     -----------------------------------

     If Landlord shall institute a tax appeal, and said tax appeal shall result in a reduction in taxes, then Tenant shall pay to Landlord its Proportionate Share of Landlord's cost of said appeal, but in no event shall that amount exceed the reduction in taxes and Tenant shall receive or be credited with its Proportionate Share of any refund or reduction.

     Tenant shall cooperate in any proceedings described herein. The recovery, if any, shall be divided proportionately between

Landlord and Tenant after Landlord deducts any and all costs and expenses.

       SECTION 4O: QUIET ENJOYMENT:
       ---------------------------

       Landlord has the full right and power to execute and perform this Lease and to grant the estate demised herein, and Tenant, on payment of the Rent herein reserved and performing the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anywise appertaining thereto during the Term without molestation or hindrance of any person whomsoever.

       SECTION 41: RESERVATION OF TITLE:
       --------------------------------

       Tenant may not consent to the reservation of any title to property by any conditional vendor to any property which may be affixed to the Premises so as to become a part thereof (excluding trade fixtures and trade machinery and equipment used in Tenant's business), wholly or in any portion, without material injury to the Premises. Landlord hereby states that the reservation of any such title by any conditional vendor or similar party shall be null and void.

       SECTION 42: OUTSIDE STORAGE:
       ---------------------------

       Tenant shall not store any goods, other than temporarily in connection with the delivery of any item, outside of the Premises any place in the Park; provided, however, that subject to municipal laws, ordinances and requirements, Tenant may store goods in the outside trailer parking on the Premises.

       SECTION 43: CERTIFICATE OF OCCUPANCY:
       ------------------------------------

       It is a condition of this Lease that Tenant be able to obtain, prior to commencement of the Term, a Certificate of Occupancy allowing the Premises to be used for the purpose described in Section 10 above, 24 hours a day, 7 days a week, failing which this Lease shall be deemed null and void, and Landlord shall return all monies paid by Tenant upon execution hereof. Landlord will cooperate with Tenant in obtaining said

Certificate of Occupancy, provided such cooperation is at no cost to Landlord; provided, however, that Landlord shall be responsible, at its sole costs, for correcting any building and/or fire code violations preventing the issuance of a Certificate of Occupancy, but Landlord shall not be responsible for any work required in order to obtain a Certificate of Occupancy as a result of Tenant's proposed use of the Premises.

       SECTION 44: HOLDING OVER:
       ------------------------

       If Tenant shall hold over, with or without Landlord's consent, after the Term, then such holding over shall be constituted as a tenancy from month to month, subject to all of the provisions, conditions and obligations of this Lease, except that the Basic Rent shall be double the Basic Rent for the last month of the Term.

       SECTION 45: CONSENTS TO DEFAULTS:
       --------------------------------

       No consent or waiver, express or implied, by Landlord, to or of any breach or default in the performance by Tenant of Tenant's obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by Tenant of the same or any other obligations of Tenant hereunder. Failure on the part of Landlord to complain of any act or failure to act of Tenant or to declare Tenant in default, irrespective of how long such act or failure continues, shall not constitute a waiver by Landlord of its rights hereunder.

       SECTION 46: PAYMENTS IN EVENT OF DEFAULT:
       ----------------------------------------

       (a) In the event that Tenant fail to pay Rent on or before the tenth
(10th) day of the month, Tenant shall pay to Landlord a late charge equal to two (2%) per cent per month of the Rent due, but in no event less than One Hundred ($100.00) Dollars.

       (b) In the event that Tenant fails, after notice, to take any action required of it under this Lease, which action is taken by Landlord, Tenant shall pay to Landlord any monies reasonably expended by Landlord to cure any default of Tenant together with interest at the rate of two (2%) per cent per month until the date of payment.

       (c) All payments due pursuant to this Section 46 shall be deemed additional rent. In the event that said payments are not allowable by law, then the sum to be paid by Tenant to Landlord shall be the highest sum allowed by law.

       SECTION 47: FINANCIAL STATEMENTS:
       --------------------------------

       Tenant shall, if required by Landlord's mortgagee or any future mortgagee, or prospective mortgagee or prospective purchaser, submit to Landlord, any prospective mortgagee or purchaser, without cost to Landlord, a copy of Tenant's financial statement which shall be considered "confidential" by the recipient. Tenant shall also, without cost to Landlord, submit to any prospective mortgagee or purchaser such prior statements as it may have, as and when required by Landlord or Landlord's mortgagee or prospective mortgagee or prospective purchaser.

       SECTION 48: TABLE OF CONTENTS AND CAPTIONS:
       ------------------------------------------

       The Table of Contents, captions or notes in the margin of this Lease are inserted only as a matter of convenience and in no way to define, limit or describe the scope or intent of this Lease, or the terms, conditions and provisions hereof, nor as affecting the meaning of the text of any article or section hereof in any way.

       SECTION 49: BROKER:
       ------------------

       Landlord agrees to pay, pursuant to a separate agreement, all brokerage commissions payable in connection with the negotiations for, and execution of, this Lease. Tenant and Landlord warrant that they have not dealt with any real estate brokers except SBWE, Inc., Charles Klatskin & Company, Inc. and Resource Realty in connection with this Lease. In the event of any misrepresentation by either Landlord or Tenant, each party agrees to hold the other harmless, including any costs, interest and legal fees.

       SECTION 50: ACCORD AND SATISFACTION:
       -----------------------------------

       No payment by Tenant or receipt by Landlord of lesser amount than the Rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease by law.

       SECTION 51: CONSENTS:
       --------------------

       With respect to any provision of this Lease which requires that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not make or assert any claim for, and Tenant hereby waives any claim for money damages. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval. Tenant's sole and exclusive remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment.

       SECTION 52: HAZARDOUS SUBSTANCES:
       --------------------------------

       (a) In the event that Tenant causes the Premises to become an "industrial establishment" (as such term is defined in the New Jersey Industrial Site Recovery Act, N.J.S.A. 13: 1K-6 et seq., and the regulations promulgated
                                -- ---
thereunder ("ISRA"), Tenant shall, at Tenant's sole cost and expense, comply with ISRA. Tenant's obligations under this paragraph (a) shall arise if there is any contemplated "closing, terminating or transferring of operations of any industrial establishment," or shifting, buying, selling, or transferring of corporate shares (as such term is currently or in the future defined in ISRA) at the Premises. Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection, or any agency or subdivision thereof or any agency or subdivision responsible for enforcing ISRA (collectively, the "DEP"). Should the DEP or any other governmental agency having jurisdiction determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occurred during the term of the Lease as a result of Tenant's use and occupancy of the Premises, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant shall fully comply with ISRA and the requirements of the DEP prior to the end of the Term of the Lease.

       (b) In the event that ISRA compliance becomes necessary at the Premises as a result of Tenant's use and occupancy of the Premises, then, at Landlord's election:

           (i) Tenant shall comply with the requirements of ISRA inasmuch as such compliance relates to the Premises and Tenant shall be responsible for paying the costs of such compliance within 30 days after Landlord's demand therefor; or

           (ii) Tenant shall be responsible for promptly, and within the time frame established by Landlord, complying with ISRA inasmuch as such compliance relates to the Premises and to pay the costs of such ISRA compliance. Tenant shall also promptly, after Landlord's request (but in no event later than 30 days after Landlord's request), provide all information requested by Landlord, sign any factually accurate affidavits prepared by Landlord concerning ISRA and Tenant's use and occupancy of the Premises and pay all costs of such ISRA compliance that are attributable to Tenant's use and occupancy of the Premises.

       (c) Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense including, without limitation, attorney's fees, resulting from any environmental condition caused or allowed to occur by Tenant, or from Tenant's failure to comply with ISRA, including, without limitation, any claims made by any succeeding tenant. Tenant shall vacate the Premises immediately upon fully complying with ISRA and the requirements of the DEP.

       (d) Tenant represents, covenants and warrants that Tenant shall not use the Premises to "discharge" (as such term is defined in the Spill Compensation and Control Acts, N.J.S.A. 58:10-23.11 et seq., ("Spill Act")) "hazardous
                  -------              -- ---
substances" (as such term is defined in the Spill Act). In the event that there should be filed a lien against the Premises pursuant to and in accordance with the Spill Act, arising from the intentional or unintentional action or omission of Tenant or Tenant's employees, agents, contractors, licensees, invitees, assigns or subtenants, then Tenant shall, within thirty (30) days after the date Tenant is given notice of the lien or in such shorter a period of time in the event that the State of New Jersey, or any agency or subdivision thereof, has commenced steps to cause the Premises to be sold pursuant to the lien, pay the claim and remove the lien from the Premises. If Tenant fails to do such by the said period, Landlord shall be entitled to resort to such remedies as are provided in the Lease as in the case of any default of the Lease, in addition to such as are permitted by law, in equity, or otherwise.

       (e) Tenant represents, covenants, and warrants that Tenant shall not use the Premises in such a manner so as to become liable under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601, et seq.
                                                                       -- ---
("CERCLA") . In the event that there shall be filed a lien against the Premises pursuant to and in accordance with CERCLA arising from the intentional or unintentional action or omission of Tenant or Tenant's employees, agents, contractors, licensees, invitees, assigns, or sub-tenants, then Tenant shall, within 30 days from the date Tenant is given notice of the lien or in such shorter a period of time in the event that the United States, or any agency or subdivision thereof, has commenced steps to cause the Premises to be sold pursuant to the lien, pay the claim and remove the lien from the Premises. If Tenant fails to do so by said period, Landlord shall be entitled to resort to such remedies as such are provided in the Lease as in the case of any default of the Lease, in addition to such as are permitted by law, in equity or otherwise.

       (f) In amplification of these paragraphs related to environmental obligations, and not by way of limitation, Tenant shall indemnify, defend and hold harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) of any kind arising out of or in any way connected with Tenant or Tenant's employees, agents, contractors, licensees, invitees, assignees or subtenants whose actions or inactions or failure to maintain the Premises results in any spills or discharges of hazardous substances, hazardous wastes, or pollutants at the Premises which occurred during the Term of this Lease; and from all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the DEP in order to comply with ISRA, the Spill Act, CERCLA or any other environmental law.

       (g) Tenant's obligations and liabilities under this Section 52 shall continue after expiration of the Term of this Lease for so long as Landlord remains responsible for any spills or discharges of hazardous substances or hazardous wastes at the Premises which occur during the Term of this Lease.

       (h) Landlord and any employee, representative, agent or contractor of Landlord, the DEP or any other federal, state, or local governmental body, agency or division having applicable jurisdiction, may enter the Premises for the purpose of inspecting same for compliance with any environmental law, at reasonable hours, upon reasonable prior notice.

        (i) Landlord shall indemnify and hold Tenant harmless from and against any loss, cost, liability or expense including, without limitation, attorney's fees, resulting from any environmental condition at the Premises pre-dating Tenant's occupancy thereof. Landlord represents that it knows of no such environmental condition at the Premises other than as disclosed in the letter from James C. Anderson Associates, Inc. dated May 22, 1995 set forth on Schedule "D", and the letter from The Whitman Companies, Inc. dated August 23, 1996 set forth on Schedule "E".

       SECTION 53: NEGOTIATED AGREEMENT:
       --------------------------------

       This is a negotiated Lease Agreement, and this Lease Agreement shall not be construed against Landlord by reason of this Lease being prepared by Landlord and/or its attorneys.

       SECTION 54: PROCESSING CHARGE:
       -----------------------------

       Tenant agrees to reimburse Landlord for reasonable attorneys' fees incurred by Landlord in connection with the processing and documentation of any assignment, subletting, license, concession, creation of a security interest, granting of a collateral assignment, change of ownership or other transfer required by Tenant for which Landlord's consent is required or sought, it being agreed that Tenant's obligation to reimburse Landlord for such reasonable attorneys' fees shall be deemed an additional rent obligation hereunder.

       SECTION 55: MORTGAGEE PROTECTION CLAUSE: Tenant agrees to give all
       ---------------------------------------
mortgagees and/or trust deed holders, by certified mail, a copy of any notice of default served on Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases or otherwise), of the name and address of such mortgagees and/or trust deed holders.

The mortgagees and/or trust deed holders shall have the same time within which to cure such default as is given to Landlord under this Lease.

       SECTION 56: INTERPRETATION: The laws of the State of New Jersey shall
       --------------------------
govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

       SECTION 57: RIGHT OF FIRST REFUSAL:
       ----------------------------------

       In the event that any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee or receiver, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

       Landlord shall have twenty (20) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by written notice to that effect sent to the Grantor by certified or registered mail; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

       The provisions of this Section 57 shall not apply to an assignment or sublease permitted under the terms and provisions of Section 12 above.

       SECTION 58: MODIFICATIONS REQUESTED BY MORTGAGEE: In the event that a
       ------------------------------------------------
prospective mortgagee of the Park shall request a reasonable change in the language of the terms of this Lease, or the execution of any document in connection therewith, Tenant agrees to make such change or execute such document provided the same shall not increase Tenant's obligations or liabilities under this Lease.

       SECTION 59: INTENTIONALLY OMITTED.
       ---------------------------------

       SECTION 60: RENEWAL OPTIONS: Tenant is hereby granted two (2) options to
       ---------------------------
renew this Lease upon the following terms and conditions:

       (a) At the time of the exercise of each option to renew and at the time of each said renewal, Tenant shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

       (b) Notice of the exercise of each option shall be sent to Landlord, in writing, at least nine (9) months before the expiration of the Term, as same may have previously been renewed.

       (c) The first renewal term shall be for the term of two (2) years and six
(6) months to commence on July 1, 2004 and end on December 31, 2006; the second renewal term shall be for the term of five (5) years to commence on January 1, 2007 and end on December 31, 2011; and all of the terms and conditions of this Lease, other than the Basic Rent, shall apply during the renewal terms.

       (d) The annual Basic Rent to be paid during the first renewal term shall be the square footage of the Premises multiplied by Four and 50/100 ($4.50) Dollars; and the annual Basic Rent to be paid during the second renewal term shall be the square footage of the Premises multiplied by the greater of (i) Four and 50/100 ($4.50) Dollars, or (ii) Three and 50/100 ($3.50) Dollars, increased by the percentage increase, if any, in the cost of living between October 1996 and October 2006.

       (e) The cost of living referred to in this Section, shall be determined from the revised Consumer Price Index for Urban Wage Earners and Clerical Workers - New York, N.Y. - Northeastern N.J., as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) and such Cost of Living Index shall be final and binding upon both Landlord and Tenant. If, at the time required for the determination of the annual Basic Rent for the renewal term, the aforesaid Index is no longer published or issued, the parties shall use such other index as is then generally recognized and accepted for similar determinations of cost of living increases.

       SECTION 61: CANCELLATION OPTION:
       -------------------------------

       Tenant shall have the right to cancel this Lease by written notice provided to Landlord no later than June 30, 2001, and which cancellation shall only be effective as of December 31, 2001. In the event Tenant shall so elect to cancel this Lease, it shall vacate and surrender the Premises to Landlord on or before December 31, 2001 as if same were the last day of the Term provided for herein, and in such event the parties hereto shall have no further obligations from one to the other, except for past due Rent obligations from Tenant to Landlord, past due monetary obligations from one party to the other, and any indemnification and/or hold harmless agreements by either party contained in this Lease.

       SECTION 62: PARTIES DULY AUTHORIZED:
       -----------------------------------

       Landlord and Tenant represent and warrant one to the other that the individual(s) executing this Lease on their respective behalves have been duly authorized to do same by appropriate partnership (for Landlord) and corporate (for Tenant) action.

       SECTION 63: SEPTIC SYSTEM:
       -------------------------

       Notwithstanding anything to the contrary, the parties acknowledge and agree that Tenant shall be responsible at its sole cost and expense for the pumping, maintenance and repair of the septic system serving the Premises; provided, however, that if the septic system is required to be replaced, Tenant shall be responsible for the first Twenty-five Thousand ($25,000.00) Dollars of the cost of replacement, and Landlord shall be responsible for any such cost in excess of Twenty-five Thousand ($25,000.00) Dollars.

       IN WITNESS WHEREOF, the parties have executed these presents the day and year first above written.


WITNESS:                               WEST END ROAD ASSOCIATES, Landlord


_____________________________          By________________________________
                                         Melvin Opper, Partner


ATTEST:                                MOHAWK INDUSTRIES, INC., Tenant


/s/ Theral Mackey                      By  /s/ Jack Sharpe
-----------------------------            --------------------------------
                                         Jack Sharpe, Executive Vice
                                         President

                                 SCHEDULE "A"
                                 -----------

                            DESCRIPTION OF PREMISES

                                 SCHEDULE "B"
                                 -----------

                                   ROOF WORK

                           MULLEN ENTERPRISES, INC.
                  4 LITTLE FALLS ROAD FAIRFIELD, NJ 07004
                       (201) 227-7866 FAX (201) 227-0778


                                August 12, 1996

Mr. Mel Opper
West End Road Associates
1460 Valley Road
P.O. Box 559
Wayne, NJ 07474-0559

RE:  100 Alexander Ave., Pompton Plains, NJ

Dear Mel:

After making a thorough inspection of the above mentioned roof we found the following: the roof membrane is made out of a rubber system. The field of the roof itself seems to be in very good condition, although we would recommend the following items be performed on this roof:

        1. Re-flash skylights, vents, fans and any other penetrations through the roof.

        2. Re-seal the gutter and all brackets holding the gutter to the roof.

        3. Re-roof approximately 600 square feet of roofing where low spot is located.

        4. Re-flash parapit walls.

        5. Complete any minor repairs throughout the roof.

        6. Re-do all the seams in the field of the roof with tape.

        7. Roof will be cleaned out of any and all debris, drains and gutters will be functionable.

If the above mentioned items are completed for a cost of $38,860.00, in our professional opinion this roof should give you many more years of good service. We will also guarantee this roof for 7 1/2 years after the completion of the repair work with the following conditions. You will agree to sign up with our maintenance program to inspect this roof twice a year starting in 1997. If you have any questions please call.

Sincerely,


/s/ John R. Mullen
John R. Mullen

                                 SCHEDULE "C"
                                 -----------

                              LANDLORD ALTERATION

                                   EXHIBIT C

SEPTEMBER 13, 1996

ALADDIN CARPET RENOVATION
100 ALEXANDER AVE
PEQUANNOCK TOWNSHIP, NEW JERSEY


Landlord to provide 19 new 8' by 10' overhead door openings, 19 new 8' by 10' overhead doors, 6 new 9' by 9' overhead doors at existing locations, 20 new dock levelers and 24 new dock seals. A detailed itemization for the cost of such work is as follows:

                                                  EA               COST
                                                  --               ----
MASON LABOR FOR DOOR OPENINGS                      18              51,960.00
 PREPARE 2 NEW DOCKS                                2               4,200.00
 ADD NEW DOOR AND STEPS                             1               3,266.40
 REVISE EXISTING DOOR AND STEPS                     1               1,680.00
 ADD BOLLARDS                                       4               1,920.00

NEW STEEL FRAMES                                   18              17,712.00

60,000 LB CAPACITY DOCK LEVELERS                   20              93,550.20*

REPAIR EXISTING DOCK LEVELERS                       4               4,512.00

OVERHEAD DOORS, STEEL INSULATED                    25              27,801.25

DOCK SEALS          8X10 INCLUDING LABOR           18              13,251.87 *
                    9X9   "          "              6               4,975.35 *

ELECTRICAL FOR NEW DOCK LEVELERS                   20              20,400.00
ADD 3 NEW 400 WATT MH EXT FIXTURES                  3               2,160.00

REGRADE DOCK AT WEST END                            1              16,502.50
8'X15' PAD                                          1                 828.00

DOCK CANOPY 6' DEEP                               440              36,862.10

TWO DOCK OFFICES + 4 WINDOWS                                        6,379.20
DUMPSTERS                                           4               2,160.00

RENOVATE UPSTAIRS OFFICE (4,800 SF)                                73,108.00 - See page 3 for breakdown

TOTAL COST                                                        383,228.87

* See per unit cost on page 2 - total line cost on page 1 includes 15% add-on for Landlord's overhead and profit.

                                   EXHIBIT C

SEPTEMBER 13, 1996

ALADDIN CARPET RENOVATION
PEQUANNOCK TOWNSHIP, NEW JERSEY

PRICES ARE FOR PEQUANNOCK PER NELSON LETTER

BASIC DOCK LEVELER                               3,229.41
 WEATHER SEAL -NO CHARGE 9-5 LETTER                  0.00
 AUTO RETURN                                       241.17
 TELESCOPING FOOT PROTECTION                        66.30
 MODEL H41218 LAM DOCK BUMPERS                      35.29
 FLOOR PANS PER 8-14 QUOTE                         265.00
TOTALS                                           3,837.17
 TAX                                               230.23
TOTAL COST PER DOCK LEVELER                      4,067.40

DOOR SEALS MODEL 200P 8X10 DOOR                    364.70
LABOR TO INSTALL                                   181.25
 WEAR PLEATS                                        58.00
TOTALS                                             603.95
 TAX                                                36.24
TOTAL COST PER DOCK SEAL                           640.19

DOOR SEALS MODEL 200P 9X9 DOOR                     441.00
LABOR TO INSTALL                                   181.25
 WEAR PLEATS                                        58.00
TOTALS                                             680.25
 TAX                                                40.82
TOTAL COST PER DOCK SEAL                           721.07

                                   EXHIBIT C

SEPTEMBER 13,1996

ALADDIN CARPET RENOVATION
PEQUANNOCK TOWNSHIP, NEW JERSEY

TRADE                                        COST
PERMITS                                            960.00
SUPERVISION                                          0.00
DEMOLITION INCLUDING 2ND FL CARPET               3,600.00
DRYWALL PARTITIONS + WALL INSULATION            13,200.00
DOORS AND FRAMES                                 4,320.00
 TWO ALU DOORS                                   3,600.00
ACC CEILING REPAIR + NEW IN EXEC AREA            4,560.00
CARPET & VAT TILE BY ALADDIN                         0.00
OFF PAINTING BY ALADDIN                              0.00
ACCORDION DOOR BY ALADDIN                            0.00
SHELVING BY ALADDIN                                  0.00
TOILET PART                                      3,240.00
PLUMBING                                        18,400.00
 ADD SHOWER                                      2,880.00
SPRINKLER                                        2,880.00
 CONCEALED HEADS IN EXEC AREA                    2,760.00
H V A C (NEW REGISTERS IN EXEC AREA)               672.00
ELECTRICAL + NEW LENSES IN EXEC AREA            12,036.00

TOTAL COST                                      73,108.00

                                 SCHEDULE "D"
                                 ------------

                        LETTER FROM JAMES C. ANDERSON
                               ASSOCIATES, INC.

                                             JAMES C. ANDERSON ASSOCIATES, INC.
                                    CONSULTING ENGINEERS, SCIENTISTS, PLANNERS.
                                               SURVETORS AND LICENSED DRILLERS


181 WESTFIELD AVENUE. CLARK NEW JERSEY 07066. (906) 388-2626. FAX 906(388-
2115)


SENT VIA FACSIMILE AND REGULAR MAIL
-----------------------------------

                                      May 22, 1995

Mr. Kris Bauman
DKM Properties Corporation
Princeton Pine Corporate Center
1009 Lenox Drive
Post Office Box 6540
Lawrenceville, New Jersey 08648

                                          Re:    100 Alexander Avenue
                                                 Pompton Plains, New Jersey
                                                 JCA Project No.: H95DKMM-319
                                                 JCA Proposal No.: H958MKT-582.B

Dear Mr. Bauman:

        As we discussed on the telephone yesterday, James C. Anderson Associates, Inc. (JCA) has prepared a Scope of Services, Cost Estimate and Schedule for remediate the soils at the above referenced property.

        On December 7,1994, a cleanup, in the form of soil excavation of visually stained soils, was conducted at the above referenced facility. six small areas were remediated. A total of four 55-gallon drums of soil were excavated. One post-excavation sample was collected from each area and analyzed for total petroleum hydrocarbons (TPHC). Four of these samples contained over 1,000 milligrams per kilogram (mg/kg) TPHC, and following New Jersey Department of Environmental Protection (NJDEP) guidelines, were analyzed for volatile organic compounds (VOCs); no VOCs were detected. A single sample (B-1) exceeded the NJDEP Residential Direct Contact Soil Cleanup Criteria of 10,000 mg/kg total organic compounds. As such, JCA recommended an additional cleanup in this area in our letter to you dated January 19, 1995. The activities associated with this cleanup are described below.

        As noted in our letters of January 13 and 19, 1995, the data described above suggests that a release of hazardous materials has occurred at this site. Such a release should be reported to the NJDEP by the owner or his agent under the Spill Compensation and Control Act (N.J.A.C. 58:10-23.11 et seq.). A reported spill would be assigned a case number and instructions issued to conduct a site investigation/remedial action following the NJDEP's Technical Requirements for Site Remediation (N.J.A.C. 7:26E).

Mr. Kris Bauman                                                  May 19 1996
Re:  100 Alexander Avenue, Pompton Plains, NJ                    Page 2


        If a report has not been made, the remediation may be conducted under the Voluntary Cleanup Program. Under this program, an application would be filed for a Memorandum of Agreement (MOA). The remedial action could be conducted concurrent with the application process. Following the remediation, a Remedial Action Report would be filed with the NJDEP. If this report meets with the NJDEP's approval, they will issue a letter of No Further Action.

        The remediation itself consists of three steps: 1) obtain and review contractor bids; 2) supervise the remediation, and collect and analyze past-excavation soil samples; and, 3) prepare a report for the NJDEP documenting remedial activities.

        The estimated costs associated with these tasks are attached. Please note that the actual remedial costs will depend on the bids received. For your planning purposes, we have estimated these costs. Also attached is a schedule to complete these tasks. You may indicate your acceptance of this proposal by signing in the space provided below and returning the original copy of JCA.

        As we discussed, I will return from vacation or Wednesday, May 31, 1995. Should you have any questions or comments regarding this estimate before that time, you may contact Kristen Main in my absence or I will be happy to answer any of your questions upon my return, James C. Anderson Associates, Inc. appreciates the opportunity to propose our environmental consulting services to you.

                                           Sincerely,
                                           James C. Anderson Associates, Inc.


                                           /s/ Kathleen M. Murray
                                           Kathleen M. Murray
                                           Associate


                                           /s/ Douglass G. Hill, P.G.
                                           Douglass G. Hill, P.G.
                                           Principal


KMM/vag
Attachment

Authorized By: _________________________________________________________________
                                          Signature

Name: _________________________________ Date: __________________________________

                                 COST ESTIMATE
                    Remediation & Post Excavation Sampling
                             100 Alexander Avenue
                          Pompton Plains, New Jersey
--------------------------------------------------------------------------------

Task 1:     Coordination with NJDEP & Application for Memorandum of Agreement

            Associate: 2 Hours @ $105/hour                                      $   210.00
            Environmental Scientist: 4 Hours @ $45/hour                             180.00
                                                                                ----------

                  Task 1 Total:                                                 $   390.00

Task 2:     Obtain and Review Bids from Remediation Contractors

Associate:  4 Hours @ $105/hour                                                 $   420.00
            Engineer: 4 Hours @ $105/hour                                           420.00
                                                                                ----------

                                Task 2 Total:                                   $   840.00

Task 3: Soil Remediation, Oversight and Post-Excavation Sample Collection and Analysis

            .  Soil Excavation (separately contracted):

               Labor; 8 Hours @ $35/hour                                        $   280.00
               Truck: 8 Hours @ $30/hour                                            240.00
               Drums: 4 Drums @ $30/drum                                            120.00
               Clean Fill: 4 Drums @ $50/drum                                       200.00
               Compressor: 1 Compressor @ $150/day                                  150.00
                                                                                ----------
                     Soil Excavation Total:                                     $   990.00

             . Transportation & Disposal (separately contracted):

               Disposal of 4 Drums of Nonhazardous Soil @ $140/drum             $   560.00
               Transportation/Approval Lump Sum                                     650.00
                                                                                ----------

                  Transportation & Disposal Total:                              $ 1,210.00

             . Sample Collection & Oversight:

               Geologist: 10 Hours @ $85/hour                                   $   850.00
                                                                                ----------

                     Sample Collection & Oversight Total:                       $   850.00


100 Alexander Avenue - JCA Coal Estimate                       Attachment Page 1

                                 COST ESTIMATE
                    Remediation & Post Excavation Sampling
                             100 Alexander Avenue
                          Pompton Plains, New Jersey
--------------------------------------------------------------------------------

Task 3:  Soil Remediation, Oversight and Post-Excavation Sample Collection and
         Analysis (cont'd)

         .    Sample Analysis:

              5 Samples for TPHC at $50/sample                                $   250.00
              1 Sample for VOC+10, B/N+15 and
                  PP Metals @ $705/sample                                     $   705.00
              1 Field Blank for VO+10 @ $203                                      203.00
                                                                              ----------
                   Sample Analysis Total:                                     $ 1,158.00

                                     Task 3 Total:                            $ 4,209.00

Task4:   Report Preparation:

            Associate: 6 Hours @ $105/hour                                    $   630.00
            Environmental Scientist: 12 Hours @ $45/hour                          540.00
                                                                              ----------

                                          Task 4 Total:                       $ 1,170.00
                     GRAND TOTAL:                                             $ 6,608.00
                                                                              ----------

100 ALEXANDER AVENUE - JCA COST ESTIMATE                     ATTACHMENT PAGE 11

                               PROJECT SCHEDULE
                             100 Alexander Avenue
                  Soil Remediation & Post Excavation Samples

                             [GRAPH APPEARS HERE]

                                 SCHEDULE "E"
                                 ------------

                               LETTER FROM THE
                          THE WHITMAN COMPANIES, INC.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]

                                              August 23, 1996


Mr. Al Schneider
Aladdin Mills
487 Edward Ross Drive
Elmwood Park, New Jersey 07407

     RE:   Environmental Services
           100 Alexander Avenue
           Pequannock Township, New Jersey
           Whitman Project No. 96-07-13

Dear Mr. Schneider:

     The Whitman Companies, Inc. is pleased to present this letter report for environmental services performed at 100 Alexander Avenue in Pequannock Township, New Jersey. The site is identified as Block 309, Lot 1 on Sheet 23 of the Official Tax Map for Pequannock Township.

     Several significant areas of environmental concern (AECs) were addressed by Arrow Group Industries, the former operator of the site (1969-1991), under the New Jersey Department of Environmental Protection (NJDEP) Industrial Site Recovery Act (ISRA). A summary of the individual AECs investigated under ISRA is provided In Section 1.0.

     Additional cleanup work is being conducted at the site, subsequent to the ISRA investigation, under the NJDEP's voluntary cleanup program. A description of these remedial activities is provided in Section 2.0. Based on information obtained by the NJDEP Northern Field Office, there is one (1) AEC at the property that may require further investigation and/or remediation.


1.0   ISRA (FORMERLY ECRA) FILE REVIEW
      --------------------------------

      Arrow Group Industries, a former industrial establishment located at the property, was subject to a previous environmental Investigation (Case #88578) under the New Jersey Environmental Cleanup Recovery Act (ECRA). A file review was conducted at NJDEP's offices in Trenton on August 7. 1996. The file review was conducted to determine the nature and extent of the prior cleanup actions conducted at the site.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]

Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 2


     The property was subject to ECRA for the cessation of Arrow Group Industries' operations. The ISRA initial notice forms were submitted to the NJDEP during 1988. A Negative Declaration Approval was issued by NJDEP in December 1991.

      Arrow Group Industries (Arrow) operated at the site from when it was developed in 1968 until approximately December 1991. Arrow's operations at the property included corporate offices and warehousing of unassembled storage sheds manufactured at other Arrow facilities. A small print shop for printing flyers and Instruction sheets was present on the east side of the building. A small area on the west side of the building was used for the repair and maintenance of delivery trucks and equipment. Waste oil from the repair and maintenance operations was stored in a 275 gallon aboveground storage tank.

     Six (6) areas of environmental concern (AECs) were identified during the ECRA site investigation and cleanup. The areas identified included the following:

     1. Transformers

     2. Main Septic System

     3. Side Septic System

     4. Old Septic System Leach Field

     5. 4,000 Gallon Underground Diesel Fuel Tank

     6. Diesel Fuel Spills

     The investigation of the ABCs included soil sampling, soil excavation and disposal, and ground water sampling. The ECRA activities conducted at each of the AECs are described below.

     1.1 Transformers

     A letter obtained from JCP&L indicates that absent of testing of the transformer's dielectric fluid, the transformers are assumed to be PCB contaminated. Therefore, soil samples were collected from the perimeter of the transformer pad for Polychlorinated Biphenyls (PCBs). The samples were collected to verify that the transformers had not
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              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 3


leaked. The analytical results indicated no detected levels of PCBs. NJDEP approved no further actions for this AEC.

     1.2 Main Septic System

     The main septic system is one of three (3) septic systems present on the property. The main septic system is located in front of the building and is active. The main septic system is connected to the buildings' bathrooms and a sink in a former darkroom.

     The main septic system is composed of two (2) settling tanks in series. Overflow from the settling tanks flows to one of four effluent discharge tanks. Samples were collected of the settling tank sludge and aqueous phases, and from soils adjacent to the settling and effluent discharge tanks. Samples were analyzed for Petroleum Hydrocarbons (PHC), Volatile Organics + 15 (VO+IS), Priority Pollutant Metals (Metals), and Cyanides.

     The contaminants detected in the soil samples above the NJDEP soil cleanup criteria in effect in 1988 included Cadmium, Beryllium, Thallium, and Lead. Methylene Chloride, Toluene, and PHCs were detected in the sludge sample above the NJDEP soil cleanup criteria in effect in 1988.

     The contents of the septic system tanks were removed and disposed off site. The contaminated soil was left in place pending the results of a ground water investigation. Based on the ground water investigation results, NJDEP required no further actions for this AEC.

     Some of the NJDEP soil cleanup criteria have changed since 1988. If the property were to become subject to ISRA, current NJDEP procedures would require an order of magnitude analysis to determine if the contaminant levels remaining from former sampling/remedial actions exceed the current NJDEP soil cleanup criteria for unrestricted property use. If the remaining contaminant levels are more than ten (10) times the current standard, then either additional soil remediation or a Declaration of Environmental Restrictions (DER) for the contaminated area would be required. A DER is similar to a deed notice, which restricts the use of the contaminated area.

     A comparison of the soil sample results to the current NJDEP soil cleanup criteria indicate the presence of Cadmium, Beryllium. and Thallium above the current NJDEP soil cleanup criteria of 39 ppm, 1 ppm, and 2 ppm, respectively. However, these contaminants
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              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23. 1996
Page 4

do not exceed the current NJDEP soil cleanup criteria for unrestricted use by an order of magnitude. Therefore, additional soil remediation and/or a DER are not required.

     1.3   Side Septic System

     The side septic system was located on the west side of the building. This septic system received discharges from a sink located in the former repair and maintenance area. The side septic system was composed of a single settling tank. Samples were collected of the settling tank sludge and aqueous phases, and from soils adjacent to the settling tank. Samples were analyzed for PHC and Base/Neutrals + 15 (BN + 15).

     PHCs were detected in the soil and settling tank samples in concentrations above the NJDEP soil cleanup criteria in effect in 1988. The settling tank and adjacent contaminated soil were excavated on April 28, 1988. Past-excavation samples collected for PHCS verified remediation to below the NJDEP cleanup criteria in effect in 1988.

     The soil samples collected from this area did not include analysis for VO+ 15 or Metals. These contaminants are a potential concern based on the use of a parts washer. Based on the ground water investigation results and an affidavit provided by Arrow, NJDEP required no further actions for this AEC.

     A comparison of the soil sample results to the current NJDEP soil cleanup criteria indicated that the remediation meets the current NJDEP soil cleanup criteria for unrestricted property use.

     1.4    Old Septic System

     The old septic system was located in approximately the same location as the main septic system. The [each field for the aid system was just west of the main system settling tanks. Soil samples were collected from the old septic system leach field for PHC, VO + 15, Metals, and Cyanide analyses.

     The contaminants detected in the soil samples above the NJDEP soil cleanup criteria in effect in 1988 included Cadmium, Beryllium, and Thallium. The contaminated soil was left in place pending the results of a ground water investigation. Based on the ground water investigation results, NJDEP required no further actions for this AEC.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 5


     A comparison of the soil sample results to the current NJDEP soil cleanup criteria indicated the presence of Cadmium, Beryllium, and Thallium above the current NJDEP soil cleanup criteria of 39 ppm, 1 ppm, and 2 ppm, respectively. However, these contaminants do not exceed the current NJDEP soil cleanup criteria for unrestricted use by an order of magnitude.

     1.5  4,000 GALLON UNDERGROUND DIESEL FUEL TANK

     A 4,000 gallon underground diesel fuel tank was located on the west side of the building. The rank was excavated on April 28, 1988. Post-excavation soil samples were collected from the tank excavation for PHC and Polycyclic Aromatic Hydrocarbons (PAHs) analyses. The presence of PHCs or PAHs was not detected.

     NJDEP approved no further actions for this AEC.

     1.6 DIESEL FUEL SPILLS

     Two diesel fuel spills occurred at the northwest corner of the building. The contaminated soil was excavated on April 28, 1988. Post-excavation soil samples were collected for PHC and PAR analyses. PHCs were detected above the NJDEP soil cleanup criteria in effect in 1988. Therefore, additional soil was excavated from this area on July 27, 1988. Additional post-excavation soil samples were collected for PHC analysis. The presence of PHCs was not detected in the additional post-excavation soil samples.

     NJDEP approved no further actions for this AEC.

     1.7 GROUND WATER INVESTIGATION

     Based on the results of sampling conducted at the main and old septic systems, a ground water investigation was required by NJDEP.

     On April 13 and 14, 1989, four (4) ground water monitoring wells were installed at the property. Three (3) wells were installed near three of the septic tanks and the fourth was installed upgradient from the septic system. Ground water was encountered at a depth of approximately ten (10) feet below grade. Ground water flow was from southwest to northeast.
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              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 6


     Three (3) rounds of ground water samples were collected during April, June and August 1989. The first two (2) rounds of samples were analyzed for PHC, VO + 15, BN + 15, and Metals. The third round was analyzed for BN + 15 and Metals only.

     The first sampling round indicated the presence of BN + 15 and the metals Arsenic, Chromium, and Lead above the NJDEP ground water cleanup criteria in effect in 1989. The highest contaminant levels were detected in the upgradient well. This indicated the source of ground water contamination was likely from an off-site source.

     No contamination above the NJDEP ground water cleanup criteria in effect in 1989 was detected in the second and third round of samples. The second and third round of samples for metals analysis were filtered, which removes sediment from the sample. This is likely why the level of metals detected was significantly lower than in the first sampling round.

     Based on the results of the second and third sampling rounds and likely off-site source of contamination detected, NJDEP approved no further actions with respect to ground water. The four (4) monitoring wells were subsequently sealed.

     The NJDEP ground water cleanup criteria have changed since 1989. A comparison of the PHC, VO + 15, and BN + 15 results to the current NJDEP ground water cleanup criteria indicated that these contaminants are not a concern. One
(1) BN + 15, bis(2-Ethyl-hexyl)phthalate, was detected in the first sampling round above the current cleanup criteria in one well, but was not detected in the subsequent sampling rounds.

     A comparison of the Metals results to the current NJDEP ground water cleanup criteria indicated the presence of the metals Arsenic, Cadmium, Chromium, Lead, and Nickel above their respective current cleanup criteria in the unfiltered ground water samples. Chromium and Thallium were detected above their respective current cleanup criteria in the third round of filtered ground water samples.

     The NJDEP currently does not accept the results of filtered metals samples. None of the metals detected in the unfiltered samples exceed the current cleanup criteria by an order of magnitude. Furthermore, the sample results indicated an off-site source of ground water contamination.

     One (1) copy of the materials reproduced from the NJDEP ISRA file are provided with this letter report.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 7


2.0    MOA FILE REVIEW
       ---------------

       A copy of a letter report prepared by James C. Anderson Associates, Inc.
(JCA), dated May 22, 1995, was obtained by Whitman from Aladdin Mills. The report indicates that soil excavation of visually stained soils was conducted at six (6) small areas on the property on December 7, 1994. Four (4) 55 gallon drums of soil were excavated from these areas and remain on site in the rear parking lot area. The specific locations where soil was removed was not identified in the letter report. A copy of the letter is provided as Attachment 1.

     One (1) post-excavation soil sample was collected from each area and analyzed for total petroleum hydrocarbons (TPH). Four (4) of these samples contained TPH concentrations above 1,000 parts per million (ppm). Following NJDEP guidelines, each of these samples was analyzed for Volatile Organic Compounds (VOCs). No VOCs were detected. One (1) of the samples (B-1), however, exhibited a TPH concentration above the applicable Soil Cleanup Criteria of 10,000 ppm.

     3B Warehouse and Distribution, Inc., the current tenant at the property, entered into a Memorandum of Agreement (MOA) with the NJDEP in April 1996 (Case #96-4-9-1613-06) for remedial action of the area in the vicinity where sample B-1 was collected. The MOA is a process whereby the applicant proposes to perform a voluntary cleanup in response to a reported discharge. The case has been assigned to the NJDEP Northern Field Office. Tom McClachrie, the NJDEP Case Manager, was contacted by telephone for information on the current status of the remedial activity.

     According to Mr. McClachrie, JCA submitted a letter report to NJDEP on June 13, 1996 with the results of additional sampling conducted in the vicinity where sample B-1 was originally collected. The report indicated the following items:

     . A volume of approximately 10 cubic yards of soil was to be remediated to an approximate depth of 18 to 24 inches, above the abandoned railroad siding.

     .  The contaminated soil would be disposed off site.

     .  Five (5) post-excavation samples would be collected.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 8


     As of August 22, 1996, the NJDEP Northern Field Office has not received the post-excavation soil sample results. A small soil pile, estimated at two (2) cubic yards, remains stockpiled on site in the rear parking lot area, in addition to the four (4) drums of contaminated soil generated in December 1994.

     According to Mr. McClachrie, prior sampling activity conducted along the railroad siding may not have been representative of worst case conditions since the samples were collected from loose soil material located within the gravel pack. He indicated that the Department may require the collection of soil samples from material beneath the gravel railroad bed to establish actual site conditions.

     The MOA case remains open at this time, pending NJDEP receipt and review of the most recent sampling data. Department approval of the remedial activity conducted under the MOA program would be strictly limited to the specific area investigated and would not make any representation regarding the environmental conditions of any other areas at the property.


3.0  ENVIRONMENTAL DATABASE SEARCH
     -----------------------------

     Whitman conducted a review of Standard Environmental Record Sources (Federal/State) as determined by ASTM Standard E1527-94. This review was facilitated by obtaining a radius search report for the required environmental databases from EcoSearch Environmental Resources (EER), Indianapolis, Indiana, a commercial database service. The purpose of obtaining such a report is to identify any history of hazardous waste activity known to have taken place at the subject property or at any site within the approximate minimum search distance specified in the ASTM Standard E1527-94.

     The subject property was listed as a RCRA Generator site in connection with prior disposal of hazardous materials generated by Arrow Group Industries. The property was also listed as a UST site in connection with the former underground diesel tank. The subject property was not listed in any of the other environmental databases researched by EER.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 9


     Edwards Engineering Corp. located on the adjoining southern property, is listed as a RCRA Generator and Toxic Release Inventory (TRI) site. The TRI database contains information from facilities that manufacture, process, or import any of over 300 listed toxic chemicals which are released directly into the air, water or land, or are transported off site. The database includes facts on amounts of chemica1s stored and emitted from the facility. This database is released on an infrequent basis by the USEPA.

     TRI data for Edwards Engineering Corp from 1989 to 1991 indicates that various metals compounds and VOCs were released into the air or transferred off site during this period. There were no reports of a release into water or land at the site.

     The Pequannock Township Department of Public Works facility, located just to the west of the subject property, is listed as a RCRA Generator and a Registered New Jersey Underground Storage Tank (UST) site. This township site is not listed in the Leaking Underground Storage Tank (LUST) database.

     The nearest contaminated sites listed in the EER report are identified below.

     .  Franks Chevron - 0.3 miles west of the subject property.

     .  Citgo Service Station - 0.3 miles west-southwest of the subject property

     .  Merit Service Station - 0.35 miles east of the subject property

     .  Getty Service Station - 0.35 miles northeast of the subject property

     . Rentals Unlimited, Inc. - 0.36 miles east-southeast of the subject property

     No other contaminated sites were identified within a 0.5 mile radius of the subject property. A copy of the EER report is provided as Attachment 2.

4.0  SITE INSPECTION
     ---------------

     Whitman conducted inspections of the site on July 29, 1996 and August 16, 1996. No sampling or testing of air quality, soil, water or other materials (e.g. asbestos) was conducted. The following site conditions were observed:

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 10


     Outside Areas
     -------------

     . A transformer is located outside the southwest corner of the building. No evidence of staining or spillage was found at the base of the transformer. A blue sticker "no PCBs" was affixed to the transformer indicating that its contents do not contain PCBs.

     . A propane storage shed is located outside the northwest corner of the building.

     . The area being investigated under the MOA program is located above a railroad siding near the northwest corner of the building. The excavation measures approximately 12 feet (length) by 5 feet (width) by 1 foot (depth). This area is enclosed by temporary orange fencing.

     . Four (4) 55 gallon steel drums of contaminated soil are staged in the rear parking lot area near the northwest corner of the building. Hazardous waste labels are affixed to each of the drums. The labels indicate that the waste material was generated on December 7, 1994.

     . Spillage of a petroleum product was found adjacent to a 5 gallon pail in the rear parking lot area. The spillage was confined to a small area of pavement and was located approximately 20 feet from the nearest storm water drain.

     . Approximately 2 cubic yards of soil were covered with plastic sheeting and stockpiled in the rear parking lot area. It is believed that this material was generated during recent excavation of contaminated soils above the railroad siding.

     . Numerous stormwater drains are located in the rear loading dock and parking lot areas. Visual observations indicate that the discharge point of the drains is to Woodland Lake, located immediately to the north and east of the site.

     Inside Areas
     ------------

     . The building is currently used for office and warehousing purposes, primarily storage of food and beverage products.

              [LETTERHEAD OF THE WHITMAN COMPANIES APPEARS HERE]


Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 11


     . Two (2) 55 gallon drums of antifreeze were located along the interior north wall of the warehouse. Three (3) 15 gallon drums of multi-purpose grease were also stored at this location.

     . Two (2) unidentified 55 gallon drums were located along the interior north wall of the warehouse. Oil spillage was evident on the top of these drums. One (1) 15-gallon drum of gear lubricant was also stored at this location.

      . A vehicle service area, with one (1) electric lift, was located at the northwest corner of the warehouse. A Safety-Kleen parts washer, wash sink, and miscellaneous small containers of automotive fluids were located in this area. A closet adjoining the vehicle service area contained a 275-gallon aboveground motor oil tank, one (1) 55-gallon drum of antifreeze and two (2) 15-gallon drums of gear oil. Several other closets were locked and inaccessible at the time of the site inspections.

      . Some oil staining was evident on the slab floor in the vehicle service area; however, no significant spillage was found and there were no floor drains visible in this area.

      No records of adverse environmental history were found at the Pequannock Township municipal offices. A review of building permits recorded by the Township from January 1988 to the present revealed no permits for environmental work, including, but not limited to, UST removal or asbestos abatement projects.

      A historical aerial photograph review for 1961, 1966, 1976, 1986 and 1990 was conducted by Whitman at the Morris County Planning Department on August 12, 1996. The results of the aerial photograph review are presented below.

      The subject property was occupied by several small buildings/sheds and facilities, which may be consistent with a sand/gravel mining operation from pre-1961 through 1966. The existing warehouse facility was evident on the 1976, 1986, and 1990 aerial photographs. Several small sheds, formerly located on the northeast portion of the site, were removed between 1986 and 1990. The parking lot area may have been unpaved prior to 1976.

      The adjoining northern and eastern properties have been occupied by Woodland Lake from pre-1961 to the present. The existing industrial building has been located on the adjoining southern property from pre-1961 to present. Land use on the adjoining western properties was residential and agricultural in nature from pre-1961 through 1976. Farmland was abandoned and converted into residential land use between 1976 and 1986.

Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 12


6.0  SUMMARY AND RECOMMENDATIONS
     ---------------------------

     Several significant areas of environmental concern (AECs) were addressed by Arrow Group Industries, the former operator of the site (1969-1991), under the NJDEP ISRA program. The ISRA initial notice forms were submitted to the NJDEP during 1988. A Negative Declaration Approval was issued by NJDEP in December 1991.

     Additional cleanup work is being conducted at the site, subsequent to the ISRA investigation, under the NJDEP'S voluntary cleanup program. Based on information obtained from the NJDEP Northern Field Office, there is one (1) AEC that may require further investigation and/or remediation. The case remains open at this time, pending NJDEP receipt and review of the most recent sampling data. Whitman recommends that Aladdin Mills receive some assurance from the current tenant that the remedial activity specified in the MOA will be completed in a timely manner and that the cleanup will not extend to other areas of the site.

     The subject property was listed as a RCRA Generator site in connection with prior disposal of hazardous materials generated by Arrow Group Industries. The property was also listed as a UST site in connection with the former underground diesel tank. The subject property was not listed in any of the other environmental databases researched by EER.

      Contaminated soil remains on site at two (2) locations in the rear parking lot area. The drums of contaminated soil generated on December 7, 1994 are of particular concern, since RCRA regulations require that all hazardous materials be disposed within 90 days. The small pile of stockpiled soil was generated much more recently, apparently within the past several weeks.

      Whitman recommends that all chemical products, including known or suspected hazardous materials, be properly removed or disposed off site, prior to occupancy of the building by Aladdin Mills. In addition to the drums of contaminated soil located outside the building, several drums located inside the facility may need to be identified, prior to disposal.

Mr. Al Schneider
Aladdin Mills
August 23, 1996
Page 13


     We appreciate the opportunity to assist your company with the anticipated move to the warehouse facility in Pequannock Township, New Jersey. If you have any questions, please contact our office at (908) 390-5858.


                                                            Very truly yours,

                                                            /s/ Gary Rakow
                                                            Gary Rakow
                                                            Project Scientist

cc: Robert Ritter, Esquire
     Janet Hennick, SBWE
     Mel Opper, The Opper Group